                                                                  EXHIBIT (a)(9)

                               AMENDMENT NO. 8 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                      OF AMERICAN CENTURY INVESTMENT TRUST

     THIS AMENDMENT NO. 8 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION OF
TRUST is made as of the 31st day of August, 2007, by the Trustees hereunder.

     WHEREAS,  the  Board  of  Trustees  has  determined  that it is in the best interests  of  American  Century  Investment  Trust  (the  "Trust")  to take the following actions:

     (a)  to combine  the A Class of the series  listed  below with the  Advisor
          Class of the same respective series,  effective  September 4, 2007, as approved  by the Board of Trustees at its meeting on December 8, 2006;
          and

     (b)  for each series listed below,  immediately  thereafter to re-designate the Advisor  Class as the A Class of the same  respective  series,  as approved  by the Board of Trustees at its meeting on December 8, 2006, following  which  actions each newly  designated A Class will have all the rights and  preferences of the A Class,  including the revised fee structure  approved by each Fund's  Advisor  Class  shareholders  at a meeting on July 27, 2007:

                o   Diversified Bond Fund
                o   High-Yield Fund
                o   Prime Money Market Fund;

     NOW,  THEREFORE,  BE IT RESOLVED,  that each of the aforementioned  actions shall take effect as indicated in the first recital hereto; and

     RESOLVED,  that  Schedule  A of the  Amended  and  Restated  Agreement  and
Declaration  of Trust for the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and  inserting in lieu  therefore  the
Schedule A attached hereto.

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     IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Investment Trust

/s/  Jonathan S. Thomas                        /s/  Peter F. Pervere
----------------------------                   ---------------------------------
Jonathan S. Thomas                             Peter F. Pervere

/s/  John Freidenrich                          /s/  Myron S. Scholes
----------------------------                   ---------------------------------
John Freidenrich                               Myron S. Scholes

/s/  Ronald J. Gilson                          /s/  John B. Shoven
----------------------------                   ---------------------------------
Ronald J. Gilson                               John B. Shoven

/s/  Kathryn A. Hall                           /s/  Jeanne D. Wohlers
----------------------------                   ---------------------------------
Kathryn A. Hall                                Jeanne D. Wohlers

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                                   SCHEDULE A

                        AMERICAN CENTURY INVESTMENT TRUST

Pursuant to Article III,  Section 6, the Trustees hereby establish and designate the following  Series as Series of the Trust (and the Classes  thereof) with the relative rights and preferences as described in Section 6:

      SERIES                            CLASS           DATE OF ESTABLISHMENT
      ------                            -----           ---------------------

      Prime Money Market Fund          Investor             06/13/1993
                                       A Class              06/01/1998
                                       B Class              05/08/2002
                                       C Class              05/01/2001

      Diversified Bond Fund            Investor             08/01/2001
                                       Institutional        08/01/2001
                                       A Class              08/01/2001
                                       B Class              05/08/2002
                                       C Class              05/08/2002
                                       R Class              06/30/2005

      Premium Money Market Fund        Investor             08/01/2001

      High-Yield Fund                  Investor             05/08/2002
                                       Institutional        06/14/2004
                                       A Class              05/08/2002
                                       B Class              05/08/2002
                                       C Class              05/08/2002
                                       R Class              06/30/2005

      Inflation Protection Bond Fund   Investor             05/01/2005
                                       Institutional        05/01/2005
                                       A Class              05/01/2005
                                       B Class              05/01/2005
                                       C Class              05/01/2005
                                       R Class              05/01/2005

      High-Yield Bond Fund             Investor             12/12/2005
                                       Institutional        12/12/2005
                                       A Class              12/12/2005
                                       B Class              12/12/2005
                                       C Class              12/12/2005
                                       R Class              12/12/2005

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      SERIES                            CLASS           DATE OF ESTABLISHMENT
      ------                            -----           ---------------------
      Select Bond Fund                 Investor             12/12/2005
                                       Institutional        12/12/2005
                                       A Class              12/12/2005
                                       B Class              12/12/2005
                                       C Class              12/12/2005
                                       R Class              12/12/2005

      NT Diversified Bond Fund         Institutional        05/01/2006

      Core Plus Fund                   Investor             11/29/2006
                                       Institutional        11/29/2006
                                       A Class              11/29/2006
                                       B Class              11/29/2006
                                       C Class              11/29/2006
                                       R Class              11/29/2006

      Short Duration Fund              Investor             11/29/2006
                                       Institutional        11/29/2006
                                       A Class              11/29/2006
                                       B Class              11/29/2006
                                       C Class              11/29/2006
                                       R Class              11/29/2006

This  Schedule  A shall  supersede  any  previously  adopted  Schedule  A to the
Declaration of Trust.

                                      A-2